Title Page Owen Kratz - Chief Executive Officer Martin Ferron - President Wade Pursell - Chief Financial Officer Second Quarter 2004 Earnings Conference Call August 5, 2004

EXHIBIT 99.2

Agenda I. Summary of Results II. Operational Highlights by Segment Marine Contracting i. Shelf Contracting ii. Deepwater & Robotics iii. Well Operations B. Production Facilities C. Oil & Gas Production III. Strategic Overview and Outlook IV. Questions & Answers

FORWARD-LOOKING STATEMENTS This presentation contains forward-looking statements that involve risks, uncertainties and assumptions that could cause our results to differ materially from those expressed or implied by such forward- looking statements. All statements, other than statements of historical fact, are statements that could be deemed "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, any projections of revenue, gross margin, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statement concerning developments, performance or industry rankings relating to services; any statements regarding future economic conditions or performance; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the performance of contracts by suppliers, customers and partners; employee management issues; as described from time to time in our reports filed with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ending December 31, 2003. We assume no obligation and do not intend to update these forward-looking statements. 2

Summary of Results (all amounts in thousands, except per share amounts and percentages) Second Quarter Second Quarter First Quarter 2004 2003 2004 Revenues $127,701 $101,839 $120,714 Gross Profit 41,415 24,197 31,741 32% 24% 26% Net Income 18,208 8,912 13,645 14% 9% 11% Diluted Earnings per share 0.47 0.24 0.36 3

Marine Contracting

(Amounts reflected are before intercompany eliminations)

	Second Quarter		First Quarter
	2004	2003	2004
Revenues	$71,763	$76,077	$72,160
Gross Profit	7,834	9,756	4,062
	11%	13%	6%

Q2: Overall, demand for Marine Contracting services was patchy at best in the Gulf of Mexico (GOM), with May hopefully marking the low point of the present cycle. The highlights came overseas with the *Seawell* and the *Eclipse* both enjoying higher utilization and rates, although the latter vessel experienced repair-related downtime in April.

Outlook: The outlook for Q3 is much the same, however we are starting to see an increase in bidding activity and awards for projects commencing in late Q3 and early Q4. We continue to possess considerable upside leverage in this business segment pending a market recovery.

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Shelf Contracting Second Quarter Second Quarter First Quarter 2004 2003 2004 48% 49% 32% Utilization Poor weather conditions in April caused a slow start to a quarter which otherwise met our expectations. Demand for vessel-based saturation and surface diving operations was good, but the general diving market was very slow, which was surprising in a period of high natural gas prices. Project performance was excellent and the business unit completed the entire quarter without a single recordable safety incident. We expect Q3 to turn out as budgeted subject to the prevalence and extent of hurricane-related delays. 5

Deepwater & Robotics Second Quarter Second Quarter First Quarter 2004 2003 2004 Deepwater Contracting 57% 78% 71% Robotics 48% 57% 49% Utilization Demand was mixed in the GOM spot market, with May especially slow. Highlight projects: the Tomahawk/Raptor pipelay and tie-in job provided over 100 days of combined utilization for the Intrepid, Mystic Viking and Uncle John, early in the quarter; the Mars TLP repair support work brought unexpected good employment for the Mystic Viking in June. The Witch Queen remained coldstacked throughout the quarter and the Merlin was stacked at the end of April. 6

Deepwater & Robotics The Eclipse underwent engine room repairs in April and resumed work for the rest of the quarter at good rates. The Northern Canyon / T750 pipeline burial spread performed 46 days of work in the North Sea after transiting from the GOM in April. Otherwise, the robotics group also suffered from the slack market conditions in the Gulf. The GOM market overall is following a pattern similar to 2003, when a mid- year lull preceded a pickup in activity from August onward. The levels of bidding activity and awards for tie-back projects support this thesis. We are also encouraged by the demand for pipeline burial services both in the GOM and international waters. 7

Well Operations

Utilization

Second Quarter		First Quarter
2004	2003	2004
73%	90%	82%

- As in Q2 last year the *Seawell* enjoyed almost full utilization (96%) on well intervention and decommissioning work. Margins were better than last year due to flawless performance and a slight improvement in rates.
- In contrast to Q3 last year, when the *Seawell* was employed mostly on low-margin diving support work, she is fully booked with well intervention work well into Q4. Our successful penetration of the Norwegian market has greatly helped this situation.
- The *Q4000* returned to the GOM from the North Sea in April and sat idle for most of May. She worked the rest of the quarter on a pipeline commissioning project at poor rates.
- The *Q4000* outlook for Q3 is better and we hope to achieve > 60% utilization compared with < 50% in Q2. The main project will involve logistical support for BP on the Mad Dog field development.

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Production Facilities

	Second Quarter		First Quarter
	2004	2003	2004
Equity in Earnings	$1,310	$—	$—
Production throughput (MMcFe)	—	—	—

- Q2: The equity in earnings contribution came entirely from monthly demand fees which commenced following mechanical completion of the *Marco Polo* platform at the end of March.

- Outlook: Q3 will see the start-up of tariff income following the beginning of production at the TLP in mid-July. Although this occurred slightly later than anticipated, the production ramp up is ahead of target and so we should achieve our earnings expectations for the year.

  2005 should see the commencement of production from the nearby K2 and K2 North fields, which will take up most of the available oil production capacity. Deepwater Gateway is also pursuing deals to bring incremental gas to the TLP during 2005.

  We continue to actively pursue additional production facility transactions.

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Oil & Gas Production Second Quarter Second Quarter First Quarter 2004 2003 2004 Revenues $61,283 $32,857 $55,195 Gross Profit 33,619 14,760 27,769 55% 45% 50% Production (BCFe): Shelf 8.03 6.73 8.51 Gunnison 2.01 ^ 1.51 Average Commodity Prices (net of hedging impact): Oil/Bbl $32.97 $26.64 $30.66 Gas/Mcf 6.22 5.02 5.58 10

Oil & Gas Production Shelf: Commodity prices continued to improve, with our net realized price per BCFe up 27% from the prior year and 9% better than last quarter. Shelf production improved 19% over year ago levels due primarily to successful results from last year's well exploitation program and our PUD strategy success, which brought High Island 544 online late last year. Gunnison: Gunnison production improved 33% over last quarter as additional oil wells came online. None of Gunnison production was hedged. Even with the oil wells coming online, 65% of the production at Gunnison was natural gas in the second quarter, which mirrored the ratio on the Shelf properties. This compares to 62% in the second quarter of 2003. Outlook: In our Earnings Guidance announced at the beginning of the year, we projected 38 to 44 BCFe of total production for the year. We maintain this range. 11

Hedging: As of June 30, 2004 Production Period Instrument Type Average Monthly Volumes Weighted Average Price Crude Oil: July - December 2004 Swaps 77 MBbl $31.18 January - June 2005 Swaps 20 MBbl $35.80 Natural Gas: July - December 2004 Collars 600,000 MMBtu $5.33 - $7.43 January - June 2005 Collars 200,000 MMBtu $5.50 - $7.70 12